Exhibit 1.01

Conflict Minerals Report
Calix, Inc.
For the Year Ended December 31, 2022

This Conflict Minerals Report (“CMR”) is provided to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended, for Calix, Inc. (“Calix”) for the calendar year ending December 31, 2022. Rule 13p-1, as implemented by the Securities and Exchange Commission (“SEC”), imposes reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 applies to SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products, other than conflict minerals sourced solely from recycled or scrap sources. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold, referred to as 3TG.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (together with the DRC, the “Covered Countries”), or a registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the source and chain of custody of those conflict minerals.

Overview

Calix is a leading global provider of cloud and software platforms, systems and services that focus on the access network, the portion of the network that governs available bandwidth and determines the range and quality of services that can be offered to subscribers. Calix’s cloud and software platforms enable communication service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks. Calix primarily relies upon third-party manufacturing partners to manufacture its products, purchase components or materials that may contain smelted or refined minerals and purchase raw ore or minerals. Calix is several levels removed from the purchase of raw ore and minerals or the mining of conflict minerals which occurs much further upstream in the supply chain.
For purposes of Rule 13p-1, we engaged a third-party vendor to assist with survey efforts and outreach with our third-party manufacturing partners and to make inquiries regarding suppliers further upstream in order to ascertain information on the conflict mineral content in our products as well as the origin of the conflict minerals in components and materials in our products. We rely upon third-party manufacturing partners, consisting of contract manufacturers and original design manufacturers, to source for and produce our products based on our requirements, and in some cases, we have no visibility into the upstream suppliers and do not control the supplier sourcing decisions. In selecting manufacturing partners, we require partners to regularly engage with and assess their supplier base as relevant to the components and materials for Calix products.

Based on evaluations together with our manufacturing partners for 2022, we identified that some components and materials that are included in Calix access systems contain conflict minerals.

Reasonable Country of Origin Inquiry

In order to perform a reasonable country of origin inquiry, or RCOI, we and our third-party vendor worked directly with our suppliers and our third-party manufacturers to conduct surveys of their direct supplier base to determine whether the conflict minerals contained in components of Calix products originated from the Covered Countries. This survey was conducted using the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”), and included inquiries related to the facilities used to process conflict minerals, a supplier’s commitment and processes to support conflict free sourcing and the smelters and refiners used, including a supplier’s further inquiries made upstream in the supply chain to ascertain such information. The survey was used to collect information to facilitate our understanding of the country of origin of conflict minerals and information on the conflict free status for smelters and refiners used by the supplier or its upstream suppliers.

For 2022, surveys were distributed to approximately 239 suppliers with a reported response rate of 98% for completed surveys. To support improved response rate and quality of the CMRT process, personnel that have oversight responsibilities for conflict minerals within our manufacturing partner organizations review the CMRT responses and engage with our manufacturing partners to conduct follow-up inquiries for CMRT completeness and accuracy. Information regarding the RMI is included in surveys sent to the supplier base and manufacturing partners generally provide information and training to assist suppliers with completing the CMRT.

Based on the RCOI described above, we have reason to believe that some of the components used in the manufacture of our products in 2022 contained conflict minerals that originated from the Covered Countries and were not sourced solely from recycled or scrap sources.

Supply Chain Due Diligence and Assessment

Based on the RCOI on our supply chain and as required by Rule 13p-1, we undertook due diligence on our supply chain. The objective of this due diligence was to ascertain whether the conflict minerals directly or indirectly financed or benefited arms groups in the Covered Countries, including for the smelters identified through the CMRTs as providing conflict minerals that originated from the Covered Countries.

Based on our RCOI for 2022, there were approximately 477 smelters and refiners that were identified by suppliers as a source of conflict minerals, of which 153 were known to be sourcing conflict minerals originating from the Covered Countries. We conducted further due diligence on our supply chain to assess the source and chain of custody of the conflict minerals applying due diligence measures designed to conform with the Organization for Economic Co-operation and Development Due Diligence Guidelines for Responsible Supply Chains of Minerals from High-Risk Areas and related supplements. These further actions included:

•Collection of conflict minerals information from the supply chain utilizing the CMRT
•Reviews of supplier, smelter and refinery information in CMRT responses for plausibility, consistency and completeness
•Follow-up efforts with suppliers for information about identified smelters and refiners
•Engagement with suppliers for further conflict minerals reporting upstream through the supply chain
•Review whether identified smelters and refiners, including those identified as a source of conflict minerals originating from the Covered Countries, are listed as participating in the Responsible Minerals Assurance Process (“RMAP”) operated by the RMI or otherwise verified as conflict free by industry recognized programs
•Conduct supplier outreach as recommended and in support of RMI initiatives, particularly for non-responding suppliers

Based on the due diligence conducted, we determined that 153 of the smelters and refiners identified to supply conflict minerals originating in the Covered Countries are included on the RMI list of conformant, active and eligible smelters and refiners pursuant to the RMAP program operated by the RMI. Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG minerals in our products include the smelters and refiners listed in Appendix I to this CMR. Pursuant to Rule 13p-1, this CMR is not subject to an independent private sector audit.

Ongoing Risk Management

We intend to continue our work with our manufacturing partners and suppliers to improve response rates to our conflict minerals surveys, including through direct and indirect outreach efforts, and to improve awareness upstream in the supply chain. We also expect to further refine conflict minerals assessments and inquiries as part of our supplier and manufacturer partner evaluation processes. This CMR is also available on Calix’s Investor Relations website at: https://investor-relations.calix.com under Governance – Governance Documents.

Forward-Looking Statements

Statements made in this report that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations and assumptions about our business and operations and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include the effect of changes in laws and regulations, economic, market and business conditions, the performance and operations of third-party partners and suppliers, availability of critical components and materials, and other risks as described in our Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

Appendix I

Metal	Smelter or Refiner Name	Smelter or Refiner Country	Smelter ID
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Metal	Smelter or Refiner Name	Smelter or Refiner Country	Smelter ID
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	YAMAKIN CO., LTD.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545

Metal	Smelter or Refiner Name	Smelter or Refiner Country	Smelter ID
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	EM Vinto	BOLIVIA (Plurinational State of)	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Minsur	PERU	CID001182
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (Plurinational State of)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482

Metal	Smelter or Refiner Name	Smelter or Refiner Country	Smelter ID
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Meta Materials	NORTH MACEDONIA	CID002847
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	A.L.M.T Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS CO., LTD.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Masan High-Tech Materials	VIETNAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	UNKNOWN	CID002842
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

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